UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9466 Georgia Avenue #124 Silver Spring, MD	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 430-6576

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 22, 2017, BTCS Inc. (the “Company”) entered into a Settlement Agreement and Note (the “CSC Agreement”) with CSC Leasing Company (“CSC”) with respect to the equipment lease schedule entered into between CSC and the Company (the “CSC Lease”). The Company leased Bitmain S7 servers and power supplies (the “Servers”) from CSC starting on February 2, 2016 for $12,053 per month for a term of 36 months. Prior to the CSC Agreement the Company owed CSC $91,823 in accrued and unpaid monthly lease payments and interest, and had a continuing monthly payment obligation totaling $277,225 over the remaining term of the CSC Lease for an aggregate liability of $369,048.

Pursuant to the CSC Agreement the Company has agreed to: i) issue CSC 833,333 shares of the Company’s common stock (the “Shares”), and ii) pay CSC $200,000 (the “Cash Payment”). The Shares and Cash Payment constitute the total payment to CSC with respect to the termination and release from the CSC Lease. The Company agreed to endorse and deliver to CSC the insurance check it received from Erie Insurance in the amount of $84,278 which will be credited against the Cash Payment. The remaining $115,722 Cash Payment is due in full by March 31, 2018 and is subject certain payment terms including 10% annual interest, subject to periodic increase, as set forth in the CSC Agreement.

As a result of the Company’s default on the CSC Lease and prior to the CSC Agreement, the Company forfeited its $25,000 security deposit with CSC and returned to CSC the remaining leased Servers in the Company’s possession.

The foregoing does not purport to be a complete description of the terms of the CSC Agreement and is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Readers should review this agreement for a complete understanding of the terms and conditions associated with the transaction.

Item 2.03	Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

See Item 1.01, incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01, incorporated by reference herein. The Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. Certificates representing the Shares will contain a legend stating the restrictions applicable to such Shares.

In addition, on March 22, 2017, the Company issued 2,933,682 shares of common stock to certain investors in the Company’s April 2015 financing for their cashless warrant exercise of 4,704,961 warrants at a price of $0.032 per share. Mr. Charles Allen and Mr. Michal Handerhan, each of whom is an executive officer and director of the Company, were among the investors exercising warrants, and each exercised 1,109,556 warrants, for 691,841 shares of common stock each. After giving effect to the issuance there are 32,934,720 shares of common stock issued and outstanding. The securities were issued and sold in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act and Rule 506(b) promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	CSC Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: March 23, 2017	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer